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EXECUTION VERSION

SECOND AMENDMENT TO MULTI-DRAW TERM
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO MULTI-DRAW TERM LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of April 22, 2021, by and between FIRST REPUBLIC BANK (“Lender”) and HAMILTON LANE ADVISORS, L.L.C. a Pennsylvania limited liability company (“Borrower”).
Recitals
    A.    Borrower and Lender are parties to that certain Multi-Draw Term Loan and Security Agreement dated March 24, 2020, as amended by that certain First Amendment to Term Loan and Security Agreement dated as of September 30, 2020 and as further amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.The definition of “Adjusted EBITDA” set forth in Section 13 of the Loan Agreement is hereby amended and restated in their entirety to read as follows:
“Adjusted EBITDA” means the net income of the Borrower and its consolidated subsidiaries excluding interest expenses, income tax expenses, depreciation and amortization, equity based compensation expense, other non-operating income (loss), and transaction costs and expenses related to an IPO, acquisitions and refinancings, non-cash changes in fund portfolio valuations, gains or losses related to SPAC assets and other non-cash expenses.
3.The definition of “Conversion Date” set forth in Section 13 of the Loan Agreement is hereby amended and restated in their entirety to read as follows:
“Conversion Date” means March 31, 2022.
4.Section 2.1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“2.1.1 Advances. Subject to the terms and conditions of this Agreement, (i) on the Effective Date the Lender shall advance $0 (the “Initial Advance”) to Borrower and (ii) from the date hereof through the Conversion Date, Borrower may request additional advances (each, an “Additional Advance” and, collectively and with the Initial Advance, the “Advances”). The Initial Advance and each Additional Advance shall not exceed $100,000,000 in the aggregate (“Facility III”). After repayment, no Advance may be reborrowed. Borrower shall make interest-only payments from the date of each Advance through, but excluding, July 1, 2025 (the “Amortization Date”). Beginning with the payment due on the Amortization Date, Borrower shall repay the Advances (i) on the first calendar day of each calendar quarter in installments of principal as set forth in Schedule II hereof plus (ii) monthly payments of accrued interest. All unpaid principal and interest on each Advance shall be due on July 1, 2030 (the “Term Maturity Date”).
To obtain an Advance, Borrower shall notify Lender by delivering to Lender the Payment/Advance Form attached as Exhibit B by facsimile or electronic mail in portable document format (PDF) by 12:00 p.m. Pacific time on the Business Day before the Business Day that the Advance is to be made. Lender will credit Advances to Borrower’s deposit Account with Lender, as defined in Section 2.2(d). Lender may make Advances under this Agreement based on instructions from a Designated Representative or his or her designee. Each request by Borrower for an Advance shall constitute a representation and warranty by Borrower to Lender that, after giving effect to each Advance, the aggregate outstanding amount of all Advances will not exceed $100,000,000 (the “Term Loan Line”).”
5.Clause (b) of the last sentence of Section 10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b) for Borrower, (i) until June 7, 2021, Hamilton Lane Advisors, L.L.C., One Presidential Blvd., 4th Floor, Bala Cynwyd, PA 19004 and (ii) from and after June 7, 2021, Hamilton Lane Advisors, L.L.C., 110 Washington Street, Conshohocken, PA 19428.”
6.Exhibit A to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit A.
7.Exhibit D to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit D.
8.The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Loan Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement in each case as amended to date, including any amendments made substantially concurrently with this Amendment.
9.Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.
10.This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. A signed copy of this Amendment transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto. Notwithstanding the delivery of the faxed or emailed copy, the Credit Parties agree to deliver to Lender original executed copies of this Amendment.
11.As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
(a)    Formal credit approval by First Republic Bank;

(b)    this Amendment duly executed by the Borrower;

(c)    payment of (1) a facility increase fee in an amount equal to seventy-five thousand dollars ($75,000.00) and (2) all other fees and Lender Expenses through the date hereof; and
(d)    such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
HAMILTON LANE ADVISORS, L.L.C.

By:	/s/ Atul Varma
Name: Atul Varma
Title: Chief Financial Officer

LENDER:
FIRST REPUBLIC BANK

By:	/s/ Scott Aleali
Title: Practice Leader

1

EXHIBIT A

1.Financial Statements. Borrower shall deliver to Lender (a) annual financial statements (including balance sheet and income statements) for Hamilton Lane Incorporated, which financial statements shall be audited by Ernst & Young LLP or other independent certified public accountant reasonably acceptable to Lender and (b) company-prepared annual financial statements (including balance sheet and income statements) for Borrower, in each case within ninety (90) days after the end of each of Borrower’s fiscal years.
2.Financial Statements. Borrower shall deliver to Lender annual financial statements (including balance sheet and income statements) within one hundred eighty (180) days after the end of each Fund’s fiscal years for such Fund (in each case, to the extent such Fund accounts for 5% or more of Borrower’s aggregate  revenue as of the end of the most recently completed fiscal year, and with respect to all other Funds, upon the request of the Lender), which financial statements shall be audited by an independent certified public accountant reasonably acceptable to Lender.
3.Interim Financial Statements. Borrower shall deliver to Lender company-prepared quarterly financial statements (including balance sheet and income statements) within forty-five (45) days after the end of each quarter referenced below certified by Borrower’s chief financial officer or another officer or representative acceptable to Lender. Quarterly financials shall be delivered for the first three (3) fiscal quarters.
4.Compliance Certificate. Within forty-five (45) days after the end of the first three (3) fiscal quarters and ninety (90) days after the end of each of Borrower’s fiscal years, deliver to Lender a Compliance Certificate signed by a Designated Representative in the form of Exhibit D.
5.Other Financial Statements. Upon filing of any financial statements or reporting as required to be publicly filed by Borrower, a copy of such financial statement or reporting.
6.Flexibility Actions. Borrower shall give written notice to Lender of any Flexibility Action promptly after such Flexibility Action is taken. Any Flexibility Action taken by Borrower will be deemed a representation by Borrower that the conditions precedent therefore were satisfied.
7.Minimum Annual Management Fees. Borrower shall, as at each March 31 and September 30 (each a “test date”) have collected for the six month period ending on such test date, on a consolidated basis, Fund Management Fees equal to the greater of (a) $100,000,000 and (b) an amount equal to 80% of the collected sum of contractually based Fund Management Fees, for the immediately preceding six month period, tested semi-annually; provided that with respect to the financial statements dated as of March 31, 2021, clause (a) above shall be deemed to be $87,500,000.
8.Minimum Adjusted EBITDA. Borrower shall, as at each March 31 and September 30 (each a “test date”) maintain at least a minimum trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), as at such test date, equal to the greater of (a) $50,000,000 and (b) an amount equal to 80% of the trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), for the immediately preceding six month period, tested semi-annually; provided that with respect to the financial statements dated as of March 31, 2021, clause (a) above shall be deemed to be $40,000,000; provided further that, solely with respect to the test date with respect to the financial statements dated as of September 30, 2021, clause (b) above shall be disregarded when determining compliance with this covenant.
9.Minimum Tangible Net Worth. Minimum Tangible Net Worth shall be greater than or equal to the amount set forth in the column “Tangible Net Worth” as at the end of the applicable fiscal year.

Fiscal year	Tangible Net Worth
2019	$39,700,000
2020	$100,000,000
2021	$110,000,000
2022	$150,000,000
2023	$165,000,000
2024	$180,000,000
2025	$200,000,000
2026	$220,000,000
2027	$240,000,000
2028	$265,000,000
2029	$290,000,000
10.No Additional Indebtedness. Without the prior written consent of Lender, Borrower (a) shall not directly or indirectly incur Indebtedness for borrowed money excluding (i) debts as of the date of this Agreement that were previously disclosed in writing to Lender (other than those that are being paid substantially concurrently with the funding of the Loan), (ii) other borrowing from Lender, including for the avoidance of doubt Facility I and Facility II, (iii) unsecured debt incurred in the normal course of business and for the avoidance of doubt, (iv) purchase money debt and capital leases in the ordinary course of business, and (b) shall not directly or indirectly make, create, incur, assume or permit to exist any guaranty of any kind of any Indebtedness of any other person during the term of this Agreement, excluding any guaranties as of the date of this Agreement previously disclosed in writing to Lender.
11.Notification of Transfers. Borrower shall notify Lender within 30 days of any transfer of Partner’s interests in any Funds whose Capital Commitment is greater than $10,000,000.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:        First Republic Bank                    Date:

FROM:     Hamilton Lane Advisors, L.L.C.
The undersigned authorized officer certifies on behalf of Borrower that under the terms and conditions of the Term Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no Credit Extensions may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Internally prepared financial statement	Quarterly within 45 days (other than Q4)	Yes No
Annual financial statement (Borrower)	FYE within 90 days	Yes No
Annual financial statement (Funds)	FYE within 180 days	Yes No
Partnership interest transfer (>$10,000,000)	Within 30 days from transfer	Yes No
List of Capital Contributions delinquent for more than 30 days (>$1,000,000)	Immediately	Yes No
Compliance certificate	[Annually][Quarterly] within [90][45] days	Yes No
Flexibility Action taken? Yes No	If Yes, provide amount:: $[__________]	Under Flexibility Cap? Yes No

Financial Covenant	Required	Actual	Complies
Minimum Annual Management Fees	Greater of (a) $100,000,000 (or $87,500,000 with respect to the financial statements dated as of March 31, 2021) and (b) an amount equal to 80% of the collected sum of contractually based Fund Management Fees, for the immediately preceding six month period (semiannual)	$_____	Yes No
No Additional Debt	None	$_____	Yes No
Minimum Adjusted EBITDA less dividends (other than tax dividends)	Greater of (a) $50,000,000 (or $40,000,000 with respect to the financial statements dated as of March 31, 2021) and (b) an amount equal to 80% of the trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), for the immediately preceding six month period (semiannual) (provided, that solely with respect to the test date with respect to the financial statements dated as of September 30, 2021, clause (b) shall be disregarded when determining compliance	$_____	Yes No
Minimum Tangible Net Worth	$_____	$_____	Yes No

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HAMILTON LANE ADVISORS, L.L.C.

By: __________________________________

Name:________________________________

Title:_________________________________